Exhibit (a)(1)(B)

TO TENDER YOUR CVRS FOR COMMON STOCK OR CASH

If you wish to tender your CVRs for Common Stock or cash, you must submit your instructions in one of the following ways:

Option 1) Internet – Visit the Program Web Platform at www.illuminaexchangeoffer.com and follow the instructions on the site.

Option 2) Mail – Complete the instructions, sign and return this Letter of Transmittal to the address listed below.

LETTER OF TRANSMITTAL

November 15, 2021

TIME IS CRITICAL. IF YOU WISH TO EXCHANGE YOUR CVRS FOR COMMON STOCK OR CASH, PLEASE READ, COMPLETE AND SUBMIT YOUR INSTRUCTIONS PROMPTLY IN ACCORDANCE WITH THE ENCLOSED INSTRUCTIONS.

If you choose to tender your CVRs via internet, you will need to have your Account Code (11-character code) and Control Code (9 character code located in the holder emails.

This letter of transmittal (as the same may be amended from time to time, this “Letter of Transmittal”) is being delivered pursuant to the offer (the “Exchange Offer”) of Illumina, Inc., a Delaware corporation (the “Company”), to exchange (i) newly issued shares of its common stock, par value $0.01 per share (NASDAQ: ILMN) (the “Common Stock”), or (ii) cash, on the terms and conditions set forth in the related Offer to Exchange dated as of the date hereof (as the same may be amended from time to time, the “Offer to Exchange”), for any and all outstanding contingent value rights (“CVRs”) issued pursuant to the Contingent Value Rights Agreement, dated as of August 18, 2021, among the Company, Computershare Trust Company, N.A., a federally chartered trust company, as Trustee, and Shareholder Representative Services LLC, a Colorado limited liability company, as Holder Representative. This Letter of Transmittal permits you to tender your CVRs and make an election as to the form of consideration you wish to receive in exchange for your CVRs. The deadline for submitting the Letter of Transmittal is 5:00 p.m., New York City time, on December 15, 2021 (the “Expiration Date”). Your online instructions or this Letter of Transmittal must be RECEIVED by Computershare Trust Company, N.A. (the “Exchange Agent”) no later than the Expiration Date.

If you wish to tender your CVRs by mail, please complete the box(es) on the reverse side to exchange your CVRs for Common Stock or cash and mail it to the Exchange Agent at the applicable address provided. If you tender via the internet, you do not need to return this form to the Exchange Agent.

Pursuant to the terms and conditions (including the 13e-3 Condition described in the Offer to Exchange) of the Exchange Offer, you may tender any or all of your CVRs for either 0.0022 shares of Common Stock or $0.80 in cash per CVR. You may elect to tender any number of your CVRs for Common Stock and any number of your CVRs for cash. If you tendered your CVRs via mail and you desire to withdraw your tendered CVRs, the Exchange Agent must receive written notice at its address set forth below, which written notice must (a) specify the name of the CVR holder having tendered the CVRs to be withdrawn, (b) be signed by the CVR holder in the same manner as the original signature on the Letter of Transmittal by which such election was made, (c) be received by the Exchange Agent before the Expiration Date and (d) specify the number of CVRs with respect to which you are withdrawing.

∎ 001CSP00C2	02XSQN	4 E L C	C O Y ILMN	+ © Illumina, inc.

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ELECTION OPTIONS

STOCK ELECTION (shares of Common Stock (plus cash in lieu of any fractional shares) for EACH CVR (the “Stock Consideration”))

☐	Mark this box to make a stock election with respect to ALL of your CVRs.
☐	Mark this box to make a stock election with respect to the following number of your CVRs. Please fill in the number of shares for which you would like to make a stock election.

CASH ELECTION (cash for EACH CVR (the “Cash Consideration”))

☐	Mark this box to make a cash election with respect to ALL of your CVRs.
☐	Mark this box to make a cash election with respect to the following number of your CVRs. Please fill in the number of CVRs for which you would like to make a cash election.

To be effective, your instructions via Option 1 (internet) or Option 2 (mail) must be properly completed and submitted on the Web Platform or properly completed, signed and delivered to the Exchange Agent at the applicable address listed on the Letter of Transmittal, respectively, by the Expiration Date. Do not send your election materials to Illumina, Inc. or the information agent for the Exchange Offer.

Please note that if you choose to tender your CVRs through Option 1, as outlined on the front of this form, you do NOT need to return this form.

IF ELECTING BY MAIL: SIGNATURE(S) REQUIRED. Signature of Registered Holder(s) or Agent

Must be signed by the registered holder(s) EXACTLY as name(s) appear(s) on the front of this form. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer for a corporation in a fiduciary or representative capacity or other person, please set forth full title.

By signing below, I represent and warrant as follows:

(1)	I have read the Offer to Exchange and understand the terms and conditions of the Exchange Offer.

(2)

I understand that the tax consequences to me of the Exchange Offer will depend on my individual circumstances and that I should consult my own tax advisor for a full understanding of the tax considerations of participating in the Exchange Offer.

(3)	I have full power and authority to surrender the CVRs represented by the Letter of Transmittal surrendered herewith.

(4)

I understand that neither surrender nor an election is made in acceptable form until receipt by the Exchange Agent of this Letter of Transmittal, duly completed and manually signed and all accompanying evidences of authority.

(5)

I understand that if I wish to transfer the CVRs subject to this Letter of Transmittal, I must provide written notice that is received by the Exchange Agent prior to the Expiration Date withdrawing my tender of such CVRs.

(6)

I understand that neither the Company, the board of directors of the Company, the Information Agent, the Exchange Agent, nor any affiliate of any of the foregoing or any other person is making any recommendation as to whether or not I should tender my CVRs in the Exchange Offer and that the Company has not authorized any person to make such a recommendation.

Sign and provide your tax ID number on the IRS Form W-9 provided herein (or sign and provide the appropriate IRS Form W-8 if you are a non-U.S. stockholder, a copy of which can be obtained at www.irs.gov).

If delivering your Letter of Transmittal by mail, please send it directly to the Exchange Agent at the applicable address set forth below:

If delivering via Registered or Overnight Mail Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 150 Royall Street Suite V Canton, MA 02021	If delivering via First Class Mail: Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011

Signature of owner	Signature of co-owner, if any	Area Code/Phone Number

SIGNATURE(S) GUARANTEED (IF REQUIRED)

Unless the CVRs were tendered by the registered holder(s) of the CVRs, or for the account of a member of an Eligible Institution, your signature(s) must be guaranteed by an Eligible Institution.

Authorized Signature
Name of Firm

Address of Firm – Please Print

4 E L C	C O Y ILMN	+

SPECIAL PAYMENT AND DELIVERY INSTRUCTIONS

The consideration for your CVRs will be issued in the name and address provided on the Letter of Transmittal unless instructions are given below.

To be completed ONLY if the consideration is to be issued in the name of someone other than the current registered holder(s) as stated on the front page of the Letter of Transmittal.

All changes require a Medallion Signature Guarantee. Joint registrations must include the form of tenancy. Custodial registrations must include the name of the Custodian (only one). Trust account registrations must include the names of all current acting trustees and the date of the trust agreement.

Name:

(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER) (SEE FORM W-9 INCLUDED HEREIN)

To be completed ONLY if the consideration is to be delivered to someone other than the current registered holder(s) as stated on the front page of the Letter of Transmittal or to the current registered holder(s) as stated on the front page of the Letter of Transmittal at an address other than that stated on the front page of the Letter of Transmittal.

Name:

(PLEASE TYPE OR PRINT)

Address:

(INCLUDE ZIP CODE)

(TAXPAYER IDENTIFICATION OR SOCIAL SECURITY NUMBER)